UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 3, 2004

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On November 3, 2004, United Online, Inc. issued a press release announcing its intention to launch a modified Dutch auction tender offer for up to 16,666,666 shares, or approximately 27%, of its outstanding common stock, at prices ranging from $9.00 to $10.50 per share, or, if the aggregate purchase price for such shares would exceed $150 million, the number of whole shares equal to $150 million divided by the per share purchase price. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 9.01. EXHIBIT

(c)	Exhibit.

	Exhibit No.	Description

	99.1	Press release, dated November 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 3, 2004	UNITED ONLINE, INC.

/s/ Charles S. Hilliard
Charles S. Hilliard
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 3, 2004